Exhibit 10.3

AMENDMENT TO BUILDING LEASE
Port of Benton-PlasMet Corporation

     THIS IS AN AMENDMENT to the Ground Lease entered into between the PORT OF BENTON, a municipal corporation of the State of Washington, referred to as “Lessor”, and PLASMET CORPORATION, referred to as “Tenant”, entered into on February 2, 2007, and effective February 1, 2007. The Ground Lease and the Amendment to the Ground Lease shall hereafter be referred to jointly as “Lease”.

     THE PARTIES HEREBY AGREE the Ground Lease shall be amended as follows:

A.	Section XVIII of the Ground Lease shall be amended to read as follows:

XVIII Casualty Insurance – in paragraph 18.2 the words “The Lessee agrees to maintain property insurance on all of the demised Premises to protect against all perils, including, but not limited to, fire, explosion and such other perils with extended coverage endorsements generally written in the State of Washington by insurance companies in an amount equal to the full insurable value thereof. The Lessee may self-insure against these hazards providing that the Lessee submits certificates and nay other documentation reasonably required by the Port to confirm the existence of such self- insurance.” are deleted and the following substituted therefore:

“The Lessee agrees to maintain property insurance on all of the Lessee’s personal property within the demised premises and to the Lessee’s improvements to the premises to protect against all perils including, but not limited to, fire, explosion and such other perils with extended coverage endorsements, generally written in the State of Washington by insurance companies, in an amount equal to the full insurable value thereof. The Lessee may self-insure against these hazards, providing that the Lessee submits certificates and any other documentation reasonably required by the Port to confirm the existence of such self-insurance.”

B.	Except as specifically amended by this Amendment to Ground Lease, all of the terms an conditions of the Ground Lease shall remain in full force and effect. This Amendment is effective March 1, 2007.

THE PARTIES have entered in to this Amendment to th Ground Lease on the 1st day of May, 2007.

PORT OF BENTON	PLASMET CORPORATION

SCOTT D. KELLER	JOHN RYAN
Scott D. Keller,	John Ryan
Executive Director	Executive Vice President

STATE OF WASHINGTON	)
)
County of Benton	)

     On this 1st day of May, 2007, before me personally appeared Scott D. Keller, to me known to be the Executive Director of the Port of Benton, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned and on oath stated he was authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

     GIVEN UNDER my hand and official seal this 1st day of May, 2007.

JANET R. BEDZECK
NOTARY PUBLIC in and for the State of
Washington, residing at Richland
[SEAL]	My commission expires: 9-26-07

STATE OF New York	)
)
County of New York	)

     On this 26th day of April, 2007, before me personally appeared John Ryan, to me known to be the Executive Vice President, and acknowledged the said instrument to be his free and voluntary act and deed of said corporation for the uses and purposes therein mentioned and on oath stated he was authorized to execute said instrument.

     GIVEN UNDER my hand and official seal this 26th day of April, 2007.

TIMOTHY I. KAHLER
NOTARY PUBLIC in and for the State of
New York, residing at New York State
My commission expires: 11-12-10

TIMOTHY I. KAHLER
Notary Public, State of New York
No. 02KA5068819
Qualified in New York County
Commission Expires Nov. 12, 2010